EXHIBIT 2.1 - Form 8-K dated November 2, 1999

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                    FORM 8-K



                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report:  November 2,  1999




                       ELECTRONIC SYSTEMS TECHNOLOGY INC.
                           (A Washington Corporation)

                         Commission File no. 000-27793
                   IRS Employer Identification no. 91-1238077

                              415 N. Quay St. #4
                             Kennewick  WA  99336
                   (Address of principal executive offices)


     Registrant's telephone number, including area code:(509) 735-9092



























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ITEM 5.  OTHER EVENTS

On November 2, 1999, the Company was notified by Software Corporation
Of America (SCA), with whom the Company teams with in Mobile Data Computer
(MDC) projects, that SCA had been acquired by Motorola Corporation, a competitor of the Company in certain markets. After consultation with Management of SCA, the Company was assured that the Company's business relationship with SCA is not expected to change, due to Motorola's market strategy differing from the Company's in the MDC marketplace.


















































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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.


    /s/   T.L. KIRCHNER

By: T.L. Kirchner
President
Date: November 9, 1999